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                                                              EXHIBIT 3.1

                                                       As amended through
                                                        October 27, 1994.





                                 BAYBANKS, INC.

                                    BY-LAWS



                                   ARTICLE I

                     OFFICERS:  ELECTION, POWERS AND DUTIES

         SECTION 1. OFFICERS. The officers of the Company shall be a President, a Treasurer, a Clerk, a Board of Directors, as hereinafter provided for, and if deemed expedient by the Board of Directors, a Chairman of said Board, an Executive Committee of said Board, and such other officers as the Board of Directors may elect or appoint. So far as permitted by law, the same person may simultaneously occupy more than one office, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by two or more officers.

         SECTION 2. Terms: VACANCIES. All officers other than Directors shall hold office for the term of one year and until their successors are chosen and qualified. In case a vacancy shall occur from any cause in any office or in the Board of Directors, the Board of Directors (or the remaining Directors, although less than a quorum) may by a majority vote fill such vacancy. An officer or Director so elected to fill such vacancy shall hold office only until the next meeting of the stockholders or Directors at which the office would regularly be filled and until a successor is chosen and qualified.

         SECTION 3. REMOVAL. Any officer or Director may for cause, and any officer elected or appointed by the Board of Directors may for or without cause, be removed at any time by a majority vote of the Board. Any officer or any Director whom the stockholders have power to elect may be removed for or without cause at any regular meeting of the stockholders, or at any special meeting of the stockholders called for the purpose, by a vote of the holders of a majority of a quorum of the stock outstanding and entitled to vote. An officer or Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.


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         SECTION 4. RESIGNATION.  Any officer or Director or
member of the Executive Committee may at any time by resignation in writing delivered to the Company resign his office and an acceptance thereof shall not be necessary to make said resignation effective unless so stated in the resignation.

         SECTION 5. BOARD OF DIRECTORS. From and after the 1945 annual meeting of stockholders or any meeting of stockholders held in lieu thereof until the 1948 annual meeting of stockholders or any meeting of stockholders held in lieu thereof, the Board of Directors shall consist of nine (9) members, including the Chairman of said Board if one be then in office. At the 1945 annual meeting of the stockholders or at any meeting of the stockholders held in lieu thereof three Directors shall be elected to hold office for the term of one year and until their respective successors are chosen and qualified, three Directors shall be elected to hold office for the term of two years and until their respective successors are chosen and qualified and three Directors shall be elected to hold office for the term of three years and until their respective successors are chosen and qualified. Subsequent to 1945 and prior to 1948 the stockholders shall annually reelect, or elect successors to, those Directors whose terms then expire, to hold office for the term of three (3) years and until their respective successors are chosen and qualified.
Beginning with the 1948 annual meeting of stockholders, or with any meeting of stockholders held in lieu thereof, and until the 1984 annual meeting of stockholders, or any meeting of stockholders held in lieu thereof, the Board of Directors shall consist of eleven (11) members, including the Chairman of said Board if one be then in office. At the 1948 annual meeting of stockholders, or at any meeting of stockholders held in lieu thereof, the stockholders shall reelect, or elect successors to those Directors whose terms then expire to hold office for the term of three (3) years and until their respective successors are chosen and qualified, and shall elect two (2) additional Directors, one (1) to hold office for the term of three (3) years and until his successor is chosen and qualified, and the other to hold office for the term of two (2) years and until his successor is chosen and qualified. Beginning with the 1984 annual meeting of stockholders, or with any meeting of stockholders held in lieu thereof, and continuing thereafter the Board of Directors shall consist of twelve (12) members, including the Chairman of said Board if one be then in office. At the 1984 annual meeting of stockholders, or at any meeting of the stockholders held in lieu thereof, the stockholders shall reelect, or elect successors to, those Directors whose terms then expire to hold office for the term of three (3) years and until their respective successors are chosen and qualified, and shall elect one (1) additional

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Director to hold office for the term of one (1) year and until his successor is chosen and qualified. Subsequent to 1984 the stockholders shall annually reelect, or elect successors to, those Directors whose terms then expire, to hold office for the term of three (3) years and until their respective successors are chosen and qualified. Directors need not be stockholders of the corporation.

         The Board of Directors shall have the general management and control of all the property and affairs of the Company and shall exercise all the powers of the Company except such as are conferred by law, by the Articles of Organization of the Company as the same may be from time to time amended, or by these By-Laws upon the stockholders. Without limiting the generality of the foregoing, the Board of Directors shall have full power to fix the compensation of all officers, agents and attorneys of the Company and to provide such fees or other compensation to Directors for their services to the Company as said Board may deem reasonable.

         The Board of Directors shall have power and authority to make contributions, in such amounts as the Board of Directors may determine to be reasonable, to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earnings of which inures to the benefit of any private shareholder or individual, provided that such contributions in any fiscal year shall not in the aggregate exceed one-half of one percent of the capital and surplus of the Company as of the end of the preceding fiscal year. Nothing in this paragraph shall be construed as directly or indirectly restricting or otherwise affecting, except as herein provided, the rights and powers of the Company with reference to payments of the nature above specified.

         SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if there be one, shall be elected annually by and from the Board and shall preside at all meetings of the stockholders and Directors at which he shall be present. When so designated by the Board of Directors, he shall be the chief executive officer of the Company and, if so designated, shall have general charge and control of all its affairs, subject to the supervision of the Board.

         SECTION 7. EXECUTIVE COMMITTEE. The Board of Directors may elect at any time from its members an Executive Committee which shall have and may exercise such powers (which may include powers vested in the Board of Directors) as are delegated (to the extent permitted by law) to the Executive
Committee by the Board of Directors.

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         The members of the Executive Committee shall hold office
subject to the pleasure of the Board of Directors, and the Board may at any time remove one or more members of said
Committee and elect as aforesaid another person in lieu of any member so removed. The Board of Directors may also designate one or more Directors as alternate members of the Executive Committee, who may replace any absent member at any meeting of such Committee.

         SECTION 8. PRESIDENT. The President shall be annually elected by and from the Board of Directors. He shall be the chief executive officer of the Company and, subject to the supervision of the Board, shall have general charge and control of all the affairs of the Company, unless the Board of Directors shall have designated the Chairman of the Board as the chief executive officer of the Company. He shall have such other powers and be charged with such other duties as the Board may prescribe. In the absence of a Chairman of the Board of Directors, he shall preside at all meetings of the stockholders and Directors at which he shall be present.

         SECTION 9. VICE PRESIDENT. The Vice President, if there be one, shall be elected by, but not necessarily from, the Board of Directors. Unless his authority is expressly limited, he shall have such powers and be charged with such duties including any and all of the powers and duties of the President as the Board may prescribe.

         The Board of Directors may elect other Vice Presidents and may establish the powers and duties to be exercised by each.

         SECTION 10. TREASURER. The Treasurer, who shall be annually elected by the Board of Directors, shall keep or cause to be kept regular books of account which shall be open at all times to any Director, and shall report to the Board of Directors on the financial condition of the Company. He shall have the custody of the corporate seal, of all documents of title and valuable papers, and, unless and until the same be delegated by the Board of Directors to a Transfer Agent, of the stock and transfer books of the Company. Subject to the supervision and control of the Board of Directors, he shall receive and disburse the funds of the Company and shall borrow money on its behalf.

         One or more Assistant Treasurers may from time to time be appointed by the Board of Directors, with such powers and duties, including any or all of the powers and duties of the Treasurer, as the Board may prescribe.

         SECTION 11. CLERK. The Clerk, who shall be a resident of the Commonwealth of Massachusetts, shall be annually

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elected by the Board of Directors, shall attend all meetings of the stockholders and Board of Directors, shall keep minutes of the business transacted thereat, and shall see to the giving and serving of notice of all meetings of the stockholders. One or more Assistant Clerks may from time to time be appointed by the Board of Directors, with such powers and duties, including any or all of the powers and duties of the Clerk as the Board may prescribe.


        SECTION 12. MISCELLANEOUS DUTIES AND POWERS. In addition to the foregoing especially enumerated duties and powers, the several officers of the Company shall be charged with such other duties and shall have such other powers as may be delegated to them by the Board of Directors or may be imposed upon them by law.


                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

        SECTION 1. ANNUAL MEETING. The annual meeting of stockholders shall be held in every year on the fourth Thursday in April (or if that day falls on a legal holiday on the next succeeding business day, other than a Saturday) at the principal office of the Company within the Commonwealth at 10:00 o'clock A.M., or on such other date within six months after the end of the fiscal year of the Company or at such other hour or place as the Directors shall determine. In lieu of the annual meeting, a special meeting may be held either before or after the date specified in this section for the annual meeting, such special meeting to be called by the President or the Directors and held in the same manner as provided for special meetings of stockholders set forth in Section 2 of this Article II. The purposes for which an annual meeting or special meeting in lieu thereof is to be held shall only be those prescribed by law, by the Articles of Organization, or by these By-Laws and those that are specified by the Board of Directors.

        SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the President or by the Directors, and shall be called by the Clerk, or in the case of his death, absence, incapacity, or refusal, by any other officer upon written application of stockholders who hold at least sixty-six and two-thirds percent (or, to the extent legally required, the maximum lesser percentage permitted by law, but in no case less than forty percent) in interest of the capital stock entitled to vote at such meeting, stating the time, place, and purposes of the meeting. Special meetings of stockholders may be held at such hour and such place within the Commonwealth of Massachusetts as shall be fixed by the Board of Directors, provided that if the Board of Directors shall not fix the hour and place of any special meeting it shall be held at 10:30

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o'clock A.M. at the principal office of the Company within the Commonwealth.

         SECTION 3. NOTICE. A written or printed notice of any meeting of the stockholders, stating the place, day, hour, and purposes thereof, shall be given by the Clerk, or, in the case of his death, absence, incapacity or refusal, by a person designated by the Board of Directors or Executive Committee, at least seven (7) days before the date of the meeting to each stockholder entitled to vote thereat or entitled to receive notice thereof by leaving such notice with the stockholder or at his residence or usual place of business or by mailing the same, postage prepaid, directed to him at his address as last recorded on the books of the Company. Whenever notice of a meeting is required to be given a stockholder under any provisions of the General Laws of the Commonwealth of Massachusetts or of the Company's Articles of Organization or By-Laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

         SECTION 4. QUORUM, ADJOURNMENT, AND CANCELLATION. A majority in interest of the capital stock outstanding and at the time entitled to vote represented at a meeting in person or by proxy shall constitute a quorum for the transaction of business; but less than a quorum may adjourn or dissolve a meeting which has been called. The vote of a majority of any quorum shall be sufficient to elect Directors and transact any business, except as a larger vote may be required or a lesser vote may be permitted by the provisions of the Agreement of Association and Articles of Organization and amendments thereto, or by law. No proxy which is dated more than six months before the meeting named therein shall be accepted, and no such proxy shall be valid after the final adjournment of such meeting. The Chairman of the meeting or a majority of the shares present or represented may adjourn the meeting from time to time or dissolve the meeting, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given, except as required by law. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders called by the President or by the Directors may be cancelled, by resolution of the Board of Directors upon a public announcement made by the Company prior to the date previously scheduled for such meeting of stockholders. For purposes of Article II of these By-Laws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         SECTION 5. VOTING. Every holder of stock entitled to vote at a meeting of stockholders shall, if present in person

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or represented by valid proxy, have one vote at such meeting for each share held of record by such holder on the date fixed for determination of stockholders entitled to vote at such meeting. Action with respect to any matter may be taken by ballot but need not be so taken unless a stockholder requests that a ballot be taken.

         SECTION 6. Notice of Stockholder Business and Nominations.
                    -----------------------------------------------

                 A.       Annual Meetings of Stockholders.
                          --------------------------------

                          (1) Only such business shall be conducted at an annual meeting or special meeting in lieu thereof as shall have been specified in the Company's notice of meeting or, to the extent permitted by law, as shall be approved by the Chairman of the meeting or the Board of Directors.

                          (2) Nominations of persons for election to the Board of Directors of the Company may be made at an annual meeting of stockholders or special meeting in lieu thereof (a) pursuant to the Company's notice of meeting, (b) by, or at, the direction of the Board of Directors or, (c) by any stockholder of the Company who complies with the requirements set forth in this By-Law.

                          (3) Any nomination or other business that a stockholder may bring before an annual meeting or special meeting in lieu thereof pursuant to this By-Law, may only be brought before such meeting by a stockholder of the Company who was a stockholder of record at the time of giving notice provided for in this By-Law, who is entitled to vote at the meeting, and who complies with the notice procedures and other requirements set forth in this By-Law.

                          (4) For nominations or other business to be properly brought before an annual meeting or special meeting in lieu thereof by a stockholder pursuant to this By-Law, the stockholder must have given timely notice thereof in writing to the Clerk of the Company and such other business must otherwise be a proper matter for stockholder action.

                          To be timely, a stockholder's notice of nominations of persons for election to the Board of Directors shall be delivered to the Clerk at the principal executive office of the Company not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year's annual meeting or special meeting in lieu thereof; provided, however, that in the event that the date of the annual meeting or special meeting in lieu thereof is more than 30 days before, or more than 60 days after, such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such meeting, and not later than the close of business on the later of the 60th

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day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

        To be timely, a stockholder's notice of other business to be brought before the annual meeting or special meeting in lieu thereof shall be delivered to the Clerk at the Company's principal executive office not less than 120 calendar days in advance of the date of the Company's proxy statement in connection with the previous year's annual meeting or special meeting in lieu thereof, except that, if no annual meeting or special meeting in lieu thereof was held in the previous year, or if the date of the annual meeting or special meeting in lieu thereof has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the stockholder's notice of other business shall be delivered to the Clerk at the Company's principal executive office not less than 60 calendar days before the Company's proxy solicitation is made.

        In no event shall the public announcement of an adjournment of an annual meeting or special meeting in lieu thereof commence a new time period for the giving of a stockholder's notice as described above.

        Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner.

        (5) Notwithstanding anything in the second sentence of paragraph A.(4) of this By-Law to the contrary, if the number of directors to be elected to the Board of Directors of the Company is increased between annual meetings and one or more of the new positions is subject to

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         election at the next annual meeting, and if no public announcement is made by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting or special meeting in lieu thereof, then with respect only to nominees for any such new positions created by such increase, a stockholder's notice required by this By-Law shall be considered timely, if it shall be delivered to the Clerk at the principal executive office of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

                 B. SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been specified in the Company's notice of meeting.

                 C. GENERAL. (1) Only such persons who are nominated in accordance with the procedures set forth in this By- Law shall be eligible to be elected as Directors at an annual meeting or special meeting in lieu thereof, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures and requirements set forth in this By-Law. Except as otherwise provided by law, the Articles of Organization, or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with applicable law and the procedures and requirements set forth in this By-Law, and, if any proposed nomination or business is not in compliance with applicable law and this By-Law, to declare that such defective nomination or proposal shall be disregarded.

                      (2) A stockholder proposal of business that the Company is required under Rule 14a-8 under the Exchange Act to set forth in its proxy statement for an annual meeting or special meeting in lieu thereof shall be subject to the requirements of this By-Law.
         A stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law.


                                  ARTICLE III

                              DIRECTORS' MEETINGS:

                      MEETINGS OF THE EXECUTIVE COMMITTEE

         SECTION 1. MEETINGS OF DIRECTORS. A regular meeting of the Board of Directors shall be held in every year as soon as

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may be after the annual meeting of stockholders or any special meeting held in lieu of such annual meeting, for the election of officers and such other business as may properly come before the meeting.

        Any other regular meetings may be held at such time as may be fixed by the Board of Directors. Special meetings of the Board of Directors may be called on order of the Chairman of the Board, or of the President, or any two Directors.

        Any regular or special meeting of the Board of Directors may be held within or without the Commonwealth of Massachusetts.

        SECTION 2. NOTICE. Notice of any regular or special meeting of the Board of Directors shall be given by the Clerk, or other officer calling the meeting orally, or by mail, telephone, cable, radio, or telegraph. Notice so sent to a Director's usual and last known place of business or residence two
(2) days at least before the meeting shall be sufficient notice in all cases; and any notice received by a Director in time to enable him to attend the meeting concerning which such notice is given shall be likewise sufficient. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends a meeting without protesting prior thereto or at its commencement the lack of notice to him of the meeting. Any business whatever may be transacted at a meeting of the Board, although it may not have been specified in the notice or waiver of notice of the meeting.

        SECTION 3. QUORUM. Four members of the Board of Directors shall (except as otherwise provided in Section 2 of Article I hereof) constitute a quorum for the transaction of business; but a smaller number may adjourn or dissolve a meeting which had been called. Except as otherwise provided in or permitted by these By-Laws, the Agreement of Association or the Articles of Organization of the Corporation, as any of the same may be amended from time to time, and irrespective of the existence of a vacancy or vacancies in the Board of Directors, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be sufficient to transact all business coming before the meeting.

        SECTION 4. MEETINGS OF THE EXECUTIVE COMMITTEE. Except as the Board of Directors may otherwise determine, the manner of conducting the business of the Executive Committee, whether at a meeting or otherwise, including the calling of meetings, shall be as determined from time to time by the members of such Committee. A majority of the members of the Executive Committee in office for the time being shall constitute a quorum for the transaction of business at a

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meeting, but in the absence of a quorum, less than a quorum may adjourn a meeting to another time without further notice and may dissolve a meeting.

        SECTION 5. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of Directors. Such consents shall be treated as a vote for all purposes.

        SECTION 6. TELEPHONIC MEETINGS. Members of the Board of Directors may participate in any regular or special meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting for all purposes.


                                   ARTICLE IV

                                OFFICE AND SEAL

        SECTION 1. LOCATION. The Company shall have such offices in addition to the principal office set forth in the Agreement of Association and Articles of Organization as the Board of Directors or stockholders may from time to time designate.

        SECTION 2. SEAL. The corporate seal shall be in such form as the Board of Directors may from time to time determine.


                                   ARTICLE V

                      CAPITAL STOCK AND TRANSFER OF STOCK

        SECTION 1. STOCK CERTIFICATE. Certificates of stock shall be in such form as the Board of Directors may from time to time determine, except insofar as such form is prescribed by law, and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer and bear the seal of the Company, provided that when any certificate is signed by a transfer agent or transfer clerk and by a registrar, the signature of the President or a Vice President, or of the Treasurer or an Assistant Treasurer, or both such signatures, or the seal of the corporation upon such certificate or either or both such signatures and such seal may be a facsimile thereof, engraved or printed.

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

         SECTION 2. LOST OR DESTROYED CERTIFICATES. In case any stock certificate shall be lost, mutilated or destroyed, a new certificate may be issued in place thereof on reasonable evidence of the loss, mutilation or destruction and upon such indemnity, if any, as the Board of Directors may require for the Company, the Transfer Agent, and/or the Registrar.

         SECTION 3. TRANSFER OF STOCK. Shares of stock shall be transferable only on the books of the Company by assignment in writing, signed by the holder of record thereof, his attorney legally constituted, or his legal representatives, upon surrender of the certificate or certificates therefor.

         The Company shall not be bound to take notice of or recognize any trust, expressed, implied, or constructive, or any charge or equity affecting any of the shares of the capital stock; or to ascertain or inquire whether any sale or transfer of any such share by any holder of record thereof, his attorney legally constituted, or his legal representative, is authorized by such trust, charge or equity; or to recognize any person as having any interest therein, except the holder of record thereof for the time being.

         SECTION 4. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint, subject to revocation, reappointment or change, a Transfer Agent and a Registrar of capital stock of any class, or make either one of such appointments with respect to any class of its stock; and while any such appointment is in force with respect to any class of its stock, no certificate issued for stock of such class shall be valid without being countersigned by such Transfer Agent, if one be so appointed, and registered by such Registrar, if one be so appointed. The same person may be appointed to serve as both Transfer Agent and Registrar.

         SECTION 5. SETTING RECORD DATE AND CLOSING TRANSFER BOOKS. The Board of Directors may fix in advance a time, which shall not be more than sixty (60) days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stock holders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Company after the record date, or without fixing such record date, the Board of Directors may for any of such purposes close the stock transfer books of the Company for all or any part of said sixty (60) day period.

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                                   ARTICLE VI

                                INDEMNIFICATION

        The Company shall, to the fullest extent legally permissible, indemnify each person at any time elected or appointed a Director or officer of the Company, each person who serves at the Company's request as a director or officer of another organization and each person who serves at the Company's request in any capacity with respect to any employee benefit plan against any and all costs and expenses (including but not limited to court costs and legal fees) reasonably incurred by, and any and all liabilities imposed upon, him in connection with, or arising out of, or resulting from, any claim made, or any action, suit or proceeding (whether civil, criminal, administrative or investigative) threatened or brought, against him or in which he may be involved as a party or otherwise by reason of his having so served or by reason of any action taken or omitted or alleged to have been taken or omitted by him in such capacity unless in any proceeding such person shall have been finally adjudicated with respect to the matter or matters as to which indemnification is sought hereunder not to have acted in good faith in the reasonable belief that his action was in the best interest of the Company or, to the extent that such matter or matters relate to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

        The indemnification provided hereunder shall also include the payment by the Company from time to time of expenses incurred in defending any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification hereunder which undertaking shall be accepted without reference to the financial ability of such person to make repayment.

        The right of indemnification under this Article shall not extend to amounts incurred or paid in connection with any matter which shall be disposed of through a compromise payment or other settlement prior to such final adjudication, whether by or pursuant to a consent decree or otherwise, unless such compromise or other settlement shall be approved by the Company, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction.

        The payment of any indemnification shall be conclusively deemed approved by the Company under this Article, and each Director of the Company approving such payment shall be wholly protected if:

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

        (i) the payment has been approved or ratified (1) by a majority vote of a quorum of the Directors consisting of persons who are not at that time parties to the action, suit or proceeding, (2) by a majority vote of a committee of two or more Directors who are not at that time parties to the action, suit or proceeding and are selected for this purpose by the full Board of Directors (in which selection Directors who are parties may participate) or
(3) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for Directors, voting as a single class, which majority shall include a majority of the shares voted by stockholders who are not at that time parties to the proceeding; or

        (ii) the action is taken in reliance upon the opinion of independent legal counsel (who may be counsel to the Company) appointed for the purpose by vote of the Directors or in the manner specified in clauses (1), (2) or (3) of sub-paragraph (i) above; or

        (iii) the Directors have otherwise acted in accordance with the standard of conduct set forth in the Massachusetts Business Corporation Law.

        Any indemnification or advance of expenses under this Article shall be paid promptly, and in any event within 30 days, after the receipt by the Company of a written request therefor from the person to be indemnified, unless with respect to a claim for indemnification the Company shall have determined that the person is not entitled to indemnification. If the Company denies the request or if payment is not made within such 30 day period, the person seeking to be indemnified may at any time thereafter seek to enforce his rights hereunder in a court of competent jurisdiction and, if successful in whole or in part, he shall be entitled also to indemnification for the expenses of prosecuting such action. Unless otherwise provided by law, the burden of proving that the person is not entitled to indemnification shall be on the Company.

        The right of indemnification under this Article shall be a contract right inuring to the benefit of the Directors, officers and other persons entitled to be indemnified hereunder, and no amendment or repeal of this Article shall adversely affect any right of such Director, officer or other person existing at the time of such amendment or repeal. The right of indemnification under this Article shall be in addition to and shall not exclude or affect any other rights to which any such Director or officer or other person may be entitled.

        The right of indemnification under this Article shall inure to the benefit of the heirs, executors, administrators and legal representatives of a Director, officer or other person entitled to indemnification hereunder. The

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

indemnification provided hereunder shall be provided to a Director, officer or other person entitled to indemnification whether or not he continues in such capacity at the time any indemnifiable costs and expenses are incurred or any indemnifiable liability is imposed.


                                  ARTICLE VII

                                 MISCELLANEOUS

         SECTION 1. BONDS. The Board of Directors may from time to time require from any one or more of the officers or agents of the Company that he or they shall give bond for the faithful performance of duties; and the premiums for all such bonds shall be paid by the Company.

         SECTION 2. FISCAL YEAR. The fiscal year of the Company shall, unless otherwise fixed by the Board of Directors, end on the last day of December in every year.

         SECTION 3. VOTING STOCK IN OTHER CORPORATIONS. Whenever the Company shall own stock of another corporation, the Chairman of the Board, President, a Vice Chairman of the Board, or Treasurer, acting either in person or by proxy, may exercise in the name and on behalf of the Company all voting and subscription rights thereof, but the Board may from time to time, either generally or in any specific instance, delegate like authority to any one or more other persons.

         SECTION 4. EXECUTION OF WRITINGS. Unless the Board of Directors, Executive Committee, or stockholders shall otherwise generally or in any specific instance provide: (a) any bill, note, check, or negotiable instrument shall be signed or endorsed in the name and on behalf of the Company by the Chairman of the Board, or President, or a Vice Chairman of the Board, or a Vice President, or Treasurer, or an Assistant Treasurer, and shall bear such countersignature of an officer of the Company other than the officer so signing or endorsing as may be required by the Board of Directors; and (b) any other instrument whatsoever shall be signed in the name and on behalf of the Company by the Chairman of the Board, or President, or a Vice Chairman of the Board, or a Vice President, or Treasurer, or an Assistant Treasurer, and any officer so signing any instrument may also seal, acknowledge and deliver the instrument.

         SECTION 5. EXECUTION OF CERTIFICATIONS. Any action taken by the stockholders, Board of Directors, or Executive Committee at any meeting may be certified by the officer whose duty it is to keep the minutes of such meeting or by the officer or Director keeping the records thereof or presiding thereat; and any such certificate shall be conclusive evidence for all purposes that the action so certified was taken.

         SECTION 6. CONTROL SHARE ACQUISITIONS. The provisions of Chapter 110D of the Massachusetts General Laws, Regulation of Control Share Acquisitions, as amended from time to time, shall not apply to control share acquisitions of the Company.


         SECTION 7. AMENDMENT. These By-Laws may be altered, added to, amended or repealed either: (1) by the stock holders at any meeting of the stockholders by affirmative vote of a majority in interest of the stock outstanding and entitled to vote thereat, provided notice of the proposed alteration, addition, amendment or repeal shall have been given in the notice of such meeting; or (2) by the Board of Directors at any meeting of said Board by affirmative vote of a majority of the Directors then in office, except with respect to any provision as to which stockholder action is required by law, the Articles of Organization, or these By-Laws; and further provided that not later than the time of giving notice of the meeting of stockholders next following any such change in the By-Laws by the Directors, notice thereof stating such change or the substance thereof shall be given to all stockholders entitled to vote on amending the By-Laws.

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